Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the joint Registration Statements on Form S-3 (File Nos. 333-106553, 333-106553-01, 333-252433, and 333-252433-01) of Carnival Corporation and Carnival plc, the joint Registration Statements on Form S-8 (File Nos. 333-173465, 333-173465-01, 333-237616, 333-237616-01, 333-257471, and 333-257471-01) of Carnival Corporation and Carnival plc, the Registration Statement on Form S-3 (File No. 033-63563) of Carnival Corporation, the Registration Statements on Form S-8 (File Nos. 333-105672, 333-43885, and 33-51195) of Carnival Corporation and the Registration Statements on Form S-8 (File Nos. 333-124640 and 333-104609) of Carnival plc of our report dated January 27, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the 2022 Annual Report to Shareholders, which is incorporated by reference in this joint Annual Report on Form 10-K.

/s/PricewaterhouseCoopers LLP
Hallandale Beach, Florida
January 27, 2023